UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2022

Axsome Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37635	45-4241907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cortlandt Street, 16th Floor
New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 332-3241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	AXSM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on March 1, 2022, (i) Axsome Therapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with SVB Securities LLC (“SVB Securities”) with respect to an at the market offering program, under which the Company may, from time to time in its sole discretion, issue and sell through SVB Securities, acting as sales agent, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) the Company filed a prospectus supplement to the Company’s registration statement on Form S-3 (File No. 333-235372), originally filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2019 (the “Shelf Registration Statement”), which became effective immediately upon filing, for the issuance and sale of up to $200,000,000 of shares of Common Stock by the Company under the Agreement (the “Prior ATM Program”).

On August 19, 2022, the Company filed a prospectus supplement to the Company’s Shelf Registration Statement for the issuance and sale, if any, of up to an additional $250,000,000 of shares of Common Stock (the “Placement Shares”) by the Company under the Agreement. The Company has exhausted sales of its shares of Common Stock under the Prior ATM Program.

Pursuant to the Agreement, SVB Securities may sell the Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the Nasdaq Global Market, on or through any other existing trading market for the Company’s common stock or to or through a market maker. SVB Securities will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Shares from time to time, based upon instructions from the Company (including any price or size limits or other customary parameters or conditions the Company may impose). SVB Securities will not purchase any Placement Shares on a principal basis pursuant to the Agreement unless the Company and SVB Securities enter into a separate written agreement setting forth the terms of such sale.

The Company will pay SVB Securities a commission of up to 3.0% of the gross sales proceeds of any Placement Shares sold through SVB Securities, acting as sales agent, under the Agreement.

The Company is not obligated to make any sales of Placement Shares under the Agreement. The offering of Placement Shares pursuant to the Agreement will terminate upon the earlier to occur of (i) the issuance and sale, through SVB Securities, of all Placement Shares subject to the Agreement and (ii) termination of the Agreement in accordance with its terms.

The Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify SVB Securities against certain liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to our Current Report on Form 8-K filed on March 1, 2022, and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Axsome Therapeutics, Inc.

Date: August 19, 2022	By:	/s/ Herriot Tabuteau, M.D.
	Name: Title:	Herriot Tabuteau, M.D. President and Chief Executive Officer